Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

OMEGA UNITED, INC.

AND

SKYPOSTAL, INC. AND

THE SECURITY HOLDERS OF SKYPOSTAL, INC.

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3.14	Ability tob Carry Out Obligations	7
3.15	Full Disclosure	7
3.16	Assets	7
3.17	Material Contracts	7
3.18	Indemnification	7
3.19	Criminal or Civil Acts	7
3.20	Bulletin Board Trading Status	7

ARTICLE IV – Covenants Prior to the Closing Date		8

4.1	Investigative Rights	8
4.2	Conduct of Business	8
4.3	Confidential Information	8
4.4	Notice of Non-Compliance	8

ARTICLE V – Conditions Precedent to Omega’s Performance		8

5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	9
5.4	Absence of Litigation	9
5.5	Officer’s Certificate	9
5.6	Corporate Action	9
5.7	Private Placement	9

ARTICLE VI – Conditions Precedent to SkyPostal’s Performance		9

6.1	Conditions	9
6.2	Accuracy of Representations	9
6.3	Performance	9
6.4	Absence of Litigation	10
6.5	Officer’s Certificate	10
6.6	Payment of Liabilities	10
6.7	Directors of Omega	10
6.8	Officers of Omega	10

ARTICLE VII – Closing		10

7.1	Closing	10

ARTICLE VIII – Covenants Subsequent to the Closing Date		11

8.1	Registration and Listing	11
8.2	Stock Issuances	11

ii

ARTICLE IX – Miscellaneous		11

9.1	Captions and Headings	11
9.2	No Oral Change	11
9.3	Non-Waiver	11
9.4	Time of Essence	11
9.5	Entire Agreement	11
9.6	Choice of Law	11
9.7	Counterparts	12
9.8	Notices	12
9.9	Binding Effect	12
9.10	Mutual Cooperation	12
9.11	Finders	12
9.12	Announcements	12
9.13	Expenses	12
9.14	Survival of Representations and Warranties	12
9.15	Exhibits	12
9.16	Legal Counsel	13
9.17	Termination, Amendment and Waiver	13

EXHIBITS

Allocation of Securities	Exhibit	1.1
Subscription Agreement	Exhibit	1.2
Financial Statements of SkyPostal	Exhibit	2.5
Financial Statements of Omega	Exhibit	3.5

iii

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 15th           day of April, 2008, by and between Omega United, Inc., a Nevada corporation (“Omega”), SkyPostal, Inc., a Delaware corporation (“SkyPostal”), and the security holders of SkyPostal (the “SkyPostal Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2 hereto.

WHEREAS, Omega desires to acquire all of the issued and outstanding common stock of SkyPostal from the SkyPostal Security Holders in exchange for newly issued unregistered shares of common stock of Omega;

WHEREAS, SkyPostal desires to assist Omega in acquiring all of the issued and outstanding common stock of SkyPostal pursuant to the terms of this Agreement; and

WHEREAS, all of the SkyPostal Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all 29,000,000 common shares they hold in SkyPostal (including 6,793,085 shares issued upon conversion of convertible debentures held by certain SkyPostal debenture holders) for 29,000,000 common shares of Omega.  In addition, Omega will issue (i) up to an additional 20,000,000 common shares issuable on a one to one basis in a private placement offering currently being conducted by SkyPostal (the “Private Placement”), and (ii) up to 4,517,534 additional shares issuable upon exercise of stock options, warrants and convertible debt granted (a) in connection with the Private Placement, (b) upon conversion of a bridge loan, and (c) to certain executive officers and directors of SkyPostal all as described in Section 2.2, below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1                                 Issuance of Securities. Subject to the terms and conditions of this Agreement, Omega agrees to issue and exchange 29,000,000 fully paid and non-assessable unregistered shares of Omega’s $.001 par value common stock (the “Omega Shares”) for all 29,000,000 issued and outstanding shares of the $.0001 par value common stock of SkyPostal (the “SkyPostal Shares”) held by the SkyPostal Security Holders, including 7,820,226 shares issuable upon conversion of SkyPostal’s convertible debentures and notes payable. In addition, Omega will issue up to an additional 20,000,000 common shares and warrants and other convertible securities to purchase up to 4,517,534 common shares exercisable at $.50 per share to cover shares issuable in the Private Placement. All Omega Shares will be issued directly to the SkyPostal Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1 and upon their execution of Exhibit 1.2.

1.2                                 Exemption from Registration. The parties hereto intend that all Omega common stock to be issued to the SkyPostal Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the SkyPostal Security Holders will execute and deliver to Omega on the closing date of this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

1.3                                 Corporate Action.  Prior to the Closing Date, Omega shall (i) effect a five shares for one share forward stock split, (ii) increase its authorized common shares to 150,000,000 shares, (iii) authorize the issuance of up to 50,000,000 shares of preferred stock, $.001 par value, and (iv) retire an aggregate of 25,420,500 shares of its common stock (post forward split) currently held by Shelley Clark and Kendall Clark.

ARTICLE II

Representations and Warranties of SkyPostal

SkyPostal hereby represents and warrants to Omega that:

2.1                                 Organization. SkyPostal is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2                                 Capital. The authorized capital stock of SkyPostal consists of 50,000,000 authorized shares of $.0001 par value common stock, of which 29,000,000 shares of common stock are outstanding.  All of the outstanding common stock of SkyPostal is duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating SkyPostal to issue any additional shares of its capital stock of any class, except (i) up to 2,517,534 shares issuable upon exercise of stock options and warrants and conversion of debt, and (ii) up to 2,000,000 shares issuable upon exercise of warrants issued in connection with the Private Placement.

2.3                                 Subsidiaries. SkyPostal does not have any subsidiaries or own any interest in any other enterprise.

2.4                                 Directors and Officers. The names and titles of the directors and executive officers of SkyPostal as of the date of this Agreement are as follows:

Name	Position

Albert P. Hernandez	Chairman of the Board of Directors and Chief Executive Officer

Name	Position
A.J. Hernandez	Chief Operating Officer and Director
Clement S. Harary	Chief Financial Officer
Michael Knorr	Executive Vice President
Gonzalo Gulman	Country Manager – Peru and Director
Guillermo Gulman	Director

2.5                                 Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of SkyPostal for the years ended December 31, 2006 and 2007 (the “SkyPostal Financial Statements”). The SkyPostal Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by SkyPostal throughout the period indicated, and fairly present the financial position of SkyPostal as of the date of the balance sheet included in the SkyPostal Financial Statements and the results of operations for the period indicated.  There are no material omissions or non-disclosures in the SkyPostal Financial Statements.

2.6                                 Absence of Changes. Since December 31, 2007, there has not been any material change in the financial condition or operations of SkyPostal, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this Agreement.

2.7                                 Absence of Undisclosed Liabilities. As of December 31, 2007, SkyPostal did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the SkyPostal Financial Statements.

2.8                                 Tax Returns. SkyPostal has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by SkyPostal.

2.9                                 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Omega, its legal counsel and accountants shall have the opportunity to meet with SkyPostal’s accountants and attorneys to discuss the financial condition of SkyPostal during reasonable business hours and in a manner that does not interfere with the normal operation of SkyPostal’s business.  SkyPostal shall make available to Omega all books and records of SkyPostal, provided, however, that SkyPostal will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10                           Intellectual Property Rights. SkyPostal owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11                           Compliance with Laws. To the best of SkyPostal’s knowledge, SkyPostal has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12                           Litigation. SkyPostal is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of SkyPostal, threatened against or affecting SkyPostal or its business, assets or financial condition.  SkyPostal is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  SkyPostal is not engaged in any material litigation to recover monies due to it.

2.13                           Authority. The Board of Directors of SkyPostal has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and SkyPostal has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of SkyPostal and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the SkyPostal Security Holders have agreed to and have approved the terms of this Agreement.

2.14                           Ability to Carry Out Obligations. To the best of SkyPostal’s knowledge, the execution and delivery of this Agreement by SkyPostal and the performance by SkyPostal of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which SkyPostal is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SkyPostal, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SkyPostal.

2.15                           Full Disclosure. None of the representations and warranties made by SkyPostal herein or in any exhibit, certificate or memorandum furnished or to be furnished by SkyPostal, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16                           Assets. SkyPostal’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17                           Material Contracts. SkyPostal does not have any material contracts, except as described in its March 2008 Confidential Private Placement Memorandum.

2.18                           Indemnification. SkyPostal agrees to indemnify, defend and hold Omega harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Omega which arise out of, or result from (i) any breach by SkyPostal in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by SkyPostal under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by SkyPostal in this Agreement.

2.19                           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of SkyPostal has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20                           Restricted Securities. SkyPostal and the SkyPostal Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the Omega Shares issued by Omega are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act and SEC rules governing mergers and share exchanges with “shell” public companies as that term is defined under applicable SEC rules.

ARTICLE III

Representations and Warranties of Omega

Omega represents and warrants to SkyPostal that:

3.1                                 Organization. Omega is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2                                 Capital. The authorized capital stock of Omega will consist of 150,000,000 shares of $.001 par value common stock, of which 9,000,000 shares of common stock will be issued and outstanding, and 50,000,000 shares of $.001 par value preferred stock, none of which will be outstanding.  There shall be 9,000,000 shares of common stock outstanding on the Closing Date following the retirement of 25,420,500 shares as described in Section 1.1, above. All of Omega’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Omega to issue any additional shares of its capital stock of any class.

3.3                                 Subsidiaries. Omega does not have any subsidiaries or own any interest in any other enterprise.

3.4                                 Directors and Officers. The names and titles of the directors and officers of Omega are: Shelley Clark, Chief Executive Officer and Director, and Kendall Clark, Secretary/Treasurer and Director.

3.5                                 Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Omega for the years ended December 31, 2006 and 2007 (the “Omega Financial Statements”).  The Omega Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Omega throughout the periods indicated, and fairly present the financial position of Omega as of the date of the balance sheets included in the Omega Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the Omega Financial Statements.

3.6                                 Absence of Changes. Since December 31, 2007, there has not been any material change in the financial condition or operations of Omega, except as contemplated by this Agreement.

3.7                                 Absence of Undisclosed Liabilities. As of December 31, 2007, Omega did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Omega Financial Statements.

3.8                                 Tax Returns. Within the times and in the manner prescribed by law, Omega has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.9                                 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SkyPostal, its legal counsel and accountants shall have the opportunity to meet with Omega’s accountants and attorneys to discuss the financial condition of Omega.  Omega shall make available to SkyPostal all books and records of Omega.

3.10                           Intellectual Property Rights. Omega does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11                           Compliance with Laws. Omega has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12                           Litigation. Omega is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Omega, threatened against or affecting Omega or its business, assets or financial condition.  Omega is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Omega is not engaged in any material litigation to recover monies due to it.

3.13                           Authority. The Board of Directors of Omega has authorized the execution of this Agreement and the transactions contemplated herein, and Omega has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Omega, and is enforceable in accordance with its terms and conditions.

3.14                           Ability to Carry Out Obligations. The execution and delivery of this Agreement by Omega and the performance by Omega of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Omega is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Omega, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Omega.

3.15                           Full Disclosure. None of the representations and warranties made by Omega herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Omega or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16                           Assets.  Omega has no assets or liabilities.

3.17                           Material Contracts.  Omega has no material contracts.

3.18                           Indemnification. Omega agrees to indemnify, defend and hold SkyPostal harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against SkyPostal, which arise out of, or result from (i) any breach by Omega in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Omega under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by Omega in this Agreement.

3.19                           Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Omega has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20                           Bulletin Board Trading Status.  Omega shall be in compliance with all requirements for, and its common stock shall be quoted on, the Electronic Over-the-Counter Bulletin Board system on the date immediately prior to the Closing Date, such that the common stock of Omega may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1                                 Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2                                 Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3                                 Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4                                 Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to Omega’s Performance

5.1                                 Conditions. Omega’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  Omega may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Omega of any other condition of or any of Omega’s other rights or remedies, at law or in equity, if SkyPostal shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2                                 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SkyPostal in this Agreement or in any written statement that shall be delivered to Omega by SkyPostal under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3                                 Performance. SkyPostal shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4                                 Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SkyPostal on or before the Closing Date.

5.5                                 Officer’s Certificate. SkyPostal shall have delivered to Omega a certificate dated the Closing Date signed by the Chief Executive Officer of SkyPostal certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6                                 Corporate Action. SkyPostal shall have obtained the approval of the SkyPostal Security Holders for the transaction contemplated by this Agreement as evidenced by the SkyPostal Security Holders (including the Private Placement investors) holding all of SkyPostal’s outstanding common stock executing Exhibit 1.2.

5.7                                 Private Placement. Prior to the Closing Date, SkyPostal shall have sold a minimum of 10,000,000 shares of its common stock at $.50 per share in the Private Placement and shall have issued in addition thereto, to the Placement Agent of the Private Placement, one warrant exercisable at $.50 per share for each 10 shares sold.

ARTICLE VI

Conditions Precedent to SkyPostal’s Performance

6.1                                 Conditions. SkyPostal’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. SkyPostal may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SkyPostal of any other condition of or any of SkyPostal’s rights or remedies, at law or in equity, if Omega shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2                                 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Omega in this Agreement or in any written statement that shall be delivered to SkyPostal by Omega under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3                                 Performance. Omega shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4                                 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Omega on or before the Closing Date.

6.5                                 Officer’s Certificate. Omega shall have delivered to SkyPostal a certificate dated the Closing Date signed by the Chief Executive Officer of Omega certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6                                 Payment of Liabilities. On or before the Closing Date, Omega shall have paid any outstanding obligations and liabilities of Omega through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7                                 Directors of Omega. On the Closing Date, the Board of Directors of Omega shall elect Albert P. Hernandez and A.J. Hernandez to Omega’s Board of Directors.

6.8                                 Officers of Omega. On the Closing Date, the existing executive officers of Omega shall resign and the newly constituted Board of Directors of Omega shall elect the officers of Omega as set forth in Section 2.4, above.

ARTICLE VII

Closing

7.1                                 Closing. The closing of this Agreement shall be held at the offices of Gary A. Agron at any mutually agreeable time and date prior to April 30, 2008, unless extended by mutual agreement.  At the closing:

(a)                                  SkyPostal shall deliver to Omega (i) copies of Exhibit 1.2 executed by all of the SkyPostal Security Holders, (ii) certificates representing all 29,000,000 outstanding SkyPostal Shares duly endorsed to Omega, (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement; and

(b)                                 Omega shall deliver to the SkyPostal Security Holders (i) certificates representing an aggregate of 29,000,000 shares of Omega’s common stock plus (a) stock options, warrants and convertible securities exercisable to purchase up to 4,517,534 shares of Omega’s common stock in exchange for an equal number of shares issuable upon exercise of SkyPostal stock options, warrants and convertible debt all as described in Section 2.2, above, and (b) such additional shares of common stock as are necessary to exchange on a one for one basis with any shares of common stock sold by SkyPostal in the Private Placement, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its directors approving this Agreement, and (iv) resignations from its executive officers pursuant to Section  6.8.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1                                 Registration and Listing. Following the Closing Date, Omega shall use its best efforts to:

(a)                                  Continue Omega’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system;

(b)                                 List Omega’s securities in Standard & Poor’s OTC or Corporate Manual; and

(c)                                  Organize a Nominating Committee of the Board of Directors that will be charged, on or before 30 days from the Closing Date, with nominating additional or replacement Omega directors, who, in the opinion of the Nominating Committee will provide ongoing industry, banking, financial or legal expertise to the Board.

8.2                                 Stock Issuances.  Following the Closing Date, Omega may adopt such stock option or other securities incentive plan as its Board of Directors shall reasonably determine.

ARTICLE IX

Miscellaneous

9.1                                 Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2                                 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3                                 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4                                 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5                                 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6                                 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7                                 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8                                 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Omega:	Omega United, Inc.
733 West Montgomery
Spokane, WA 99205
Attn: Shelley Clark, Chief Executive Officer

SkyPostal:	SkyPostal, Inc.
7805 NW 15th Street
Miami, FL 33126
Attn: Albert P. Hernandez, Chief Executive Officer

9.9                                 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10                           Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11                           Finders. There are no finders in connection with this transaction.

9.12                           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13                           Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.  The SkyPostal Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14                           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15                           Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16                           Legal Counsel. SkyPostal has been represented by Gary A. Agron, Esq. in connection with this Agreement and Omega confirms that it has been advised by separate counsel selected by it.

9.17                           Termination, Amendment and Waiver.

(a)                                  Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of Omega or by the stockholders of SkyPostal:

(1)                                  By mutual written consent of SkyPostal and Omega;

(2)                                  By either SkyPostal or Omega;

(i)                                     If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)                                  If the transaction shall not have been consummated on or before April 30, 2008, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)                                  By SkyPostal, if Omega breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)                                  By Omega, if SkyPostal breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)                                 Effect of Termination.  In the event of termination of this Agreement by either Omega or SkyPostal, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SkyPostal or Omega, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)                                  Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)                                 Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of SkyPostal or Omega, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

OMEGA UNITED, INC.		SKYPOSTAL, INC.

By:	/s/ Shelley Clark	By:	/s/ Albert P. Hernandez
	Shelley Clark		Albert P. Hernandez
	Chief Executive Officer		Chief Executive Officer